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                                                                    EXHIBIT 99.1

                             CONSENT OF DIRECTORS

To U.S. Rentals, Inc.:

     I hereby consent to the use of my name as a director in this Registration Statement on Form S-1 of U.S. Rentals, Inc., registration number 333-17783, as I have agreed to become a director of U.S. Rentals, Inc., effective after the closing of the offering contemplated by the Registration Statement.

February 7, 1997

                                       /s/ James P. Miscoll
                                       -------------------------
                                       James P. Miscoll